UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K / A

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2006

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

We are filing this amendment to the Current Report on Form 8-K we filed on February 27, 2006 to provide certain supplemental information which was not determined at the time the original Form 8-K was filed.

The February 27, 2006 Form 8-K reported that on February 23, 2006 the company’s Board of Directors had promoted our President, Craig Martin, to the additional position of Chief Executive Officer effective April 3, 2006, and that our then current Chairman and CEO, Noel Watson, would continue to serve the company as executive Chairman.

On April 4, 2006, the company’s Board of Directors, with Messrs. Martin and Watson not voting, approved a recommendation of its Human Resource and Compensation Committee (the “Compensation Committee”), increasing Mr. Martin’s base annual salary from $784,000 to $950,000, and reducing Mr. Watson’s base annual salary from $1,080,900 to $850,000. The Compensation Committee’s last formal review of the annual salaries of the company’s executive and senior officers including the salaries of Messrs. Martin and Watson occurred in June 2005.

Both Mr. Martin’s and Mr. Watson’s employment with the company are on an at-will basis; neither officer has an employment contract with the company nor any subsidiary or affiliate of the company.

Also on April 4, 2006, the company’s board of directors, with Messrs. Martin and Watson not voting, approved a recommendation of the Compensation Committee granting (i) to Mr. Martin, options to purchase up to 75,000 shares of the common stock of the company at the price of $87.11 per share (which was the market value of the company’s common stock on that date), and (ii) to Mr. Watson, options to purchase up to 300,000 shares of the common stock of the company at the price of $87.11 per share. Each award has a total term of seven years, and provides for vesting at the rate of 25% per year beginning on April 4, 2007. Mr. Watson’s grant agreement will contain provisions that will (i) prevent the first two tranches from vesting in the event the company fails to achieve certain performance goals specified by the Compensation Committee, and (ii) prevent the final two tranches from vesting in the event Mr. Watson enters into any form of competition with the company.

Both awards were of nonqualified stock options and were granted pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan.

Readers of this Current Report on Form 8-K should read the Compensation Committee’s Report on Executive Compensation beginning on page 13 of the company’s Notice of 2006 Annual Meeting of Shareholders and Proxy Statement, dated December 20, 2005 (and filed with the Securities and Exchange Commission on December 27, 2005). The Compensation Committee’s report describes in greater detail the various elements of executive compensation, the different benefit plans in which Messrs. Martin and Watson may participate, and the forms of incentive compensation available to Messrs. Martin and Watson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ JOHN W. PROSSER, JR.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President Finance and Administration

Date: April 6, 2006